                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): January 3, 2001

                              BROADCOM CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          California                        000-23993                       33-0480482
------------------------------      ------------------------      --------------------------------
       (State or Other              (Commission File Number)      (IRS Employer Identification No.)
Jurisdiction of Incorporation)

                  16215 Alton Parkway, Irvine, California 92618
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 450-8700

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

   This amendment to the Current Report on Form 8-K originally dated January 3, 2001, is being filed in order to include the historical financial statements of Visiontech Ltd. ("Visiontech") and the unaudited pro forma financial information listed below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     Audited consolidated balance sheets of Visiontech as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended.

     Unaudited balance sheet and statement of shareholders' equity of Visiontech as of September 30, 2000 and the unaudited statements of operations and cash flows for the nine months ended September 30, 2000 and 1999.

(b)  Pro forma financial information.

     The following unaudited pro forma condensed financial information is being filed herewith:

     Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000.

     Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2000 and the twelve months ended December 31, 1999.

(c)  Exhibits.

     23.1      Consent of Independent Public Accountants

ITEM 7.(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
VISIONTECH LTD


We have audited the accompanying consolidated balance sheets of Visiontech Ltd. and subsidiary ("the Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles in the United States.



LUBOSHITZ KASIERER
MEMBER FIRM OF ARTHUR ANDERSEN


Tel Aviv, December 24, 2000

                                 VISIONTECH LTD

                          CONSOLIDATED BALANCE SHEETS
               (In thousands of U.S. dollars, except share data)


                                                                                      DECEMBER 31,
                                                                                 ----------------------
                                                                     NOTE          1999          1998
                                                                   --------      --------      --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                           (3)        $  1,482      $  1,331
  Trade receivables (net of allowance for doubtful accounts of                        242           138
   $11 and $0 as of December 31, 1999 and 1998, respectively)
  Other receivables                                                   (4)             204           158
  Inventories                                                         (5)             471           727
                                                                                 --------      --------
     Total current assets                                                           2,399         2,354
                                                                                 --------      --------

Property, plant and equipment, net                                    (6)           1,192         1,216
                                                                                 --------      --------

     Total assets                                                                $  3,591      $  3,570
                                                                                 ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade payables                                                                 $     36      $     36
  Other payables and accrued expenses                                 (7)             432           339
                                                                                 --------      --------
     Total current liabilities                                                        468           375
                                                                                 --------      --------

Accrued severance pay                                                 (8)             190           138
                                                                                 --------      --------

Minority interest                                                                      34            --
                                                                                 --------      --------

SHAREHOLDERS' EQUITY                                                  (9)
  Ordinary shares of NIS 0.01 par value
   as of December 31, 1999 and 1998;
   Authorized - 2,800,000
   Issued and outstanding - 800,000 and 600,000, respectively                           2             2
  Additional paid-in capital                                                       10,242            --
  Receipt on account of shares                                                         --         4,922
  Deferred compensation                                                              (437)           --
  Accumulated deficit                                                              (6,908)       (1,867)
                                                                                 --------      --------
     Total shareholders' equity                                                     2,899         3,057
                                                                                 --------      --------
     Total liabilities and shareholders' equity                                  $  3,591      $  3,570
                                                                                 ========      ========


       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                 VISIONTECH LTD

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                         (In thousands of U.S. dollars)

                                                               FOR THE YEAR ENDED
                                                             ---------------------
                                                                  DECEMBER 31,
                                                             ---------------------
                                                 NOTE          1999         1998
                                               --------      --------     --------
Revenues                                                     $  1,266     $    675
Cost of revenues                                 (10)             988          257
                                                             --------     --------
        Gross profit                                              278          418

Operating expenses:
  Research and development                                      1,717        1,006
  Sales and marketing                                             844          493
  General and administrative                                    1,392          967
  Stock-based compensation(1)                                   1,383           --
                                                             --------     --------

        Operating loss                                         (5,058)      (2,048)
Financing income, net                                              17          181
                                                             --------     --------
        Net loss                                             $ (5,041)    $ (1,867)
                                                             ========     ========


(1) The following summarizes the departmental allocation of the stock-based compensation charge:

                                                               FOR THE YEAR ENDED
                                                             ---------------------
                                                                  DECEMBER 31,
                                                             ---------------------
                                                               1999         1998
                                                             --------     --------
Cost of revenues                                             $     41     $     --
Research and development                                          371           --
Sales and marketing                                                56           --
General and administrative                                        915           --
                                                             --------     --------
                                                             $  1,383     $     --
                                                             ========     ========


       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                 VISIONTECH LTD

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               (In thousands of U.S. dollars, except share data)

                            ORDINARY SHARES          ADDITIONAL   RECEIPT ON
                         ----------------------       PAID-IN     ACCOUNT OF      DEFERRED     ACCUMULATED
                          SHARES        AMOUNT        CAPITAL       SHARES      COMPENSATION     DEFICIT         TOTAL
                         --------      --------      ----------   ----------    ------------   -----------      --------
Balance as of
  January 1, 1998         600,000      $      2      $     --      $     --       $     --       $     --       $      2

Receipt on account
  of shares(1)                 --            --            --         4,922             --             --          4,922

Net loss                       --            --            --            --             --         (1,867)        (1,867)
                         --------      --------      --------      --------       --------       --------       --------
Balance as of
  December 31, 1998       600,000             2            --         4,922             --         (1,867)         3,057

Deferred compensation          --            --           912            --           (912)            --             --

Amortization of
  deferred
  compensation                 --            --            --            --            475             --            475

Stock options -
  nonemployee                  --            --           908            --             --             --            908

Receipt on account
  of shares(1)                 --            --            --         3,500             --             --          3,500

Issuance of shares(1)     200,000            --         8,422        (8,422)            --             --             --


Net loss                       --            --            --            --             --         (5,041)        (5,041)
                         --------      --------      --------      --------       --------       --------       --------
Balance as of
  December 31, 1999       800,000      $      2      $ 10,242      $     --       $   (437)      $ (6,908)      $  2,899
                         ========      ========      ========      ========       ========       ========       ========

(1)  See Note 9.


       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                 VISIONTECH LTD

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In thousands of U.S. dollars)


                                                                  FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                                -----------------------
                                                                  1999           1998
                                                                --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $ (5,041)      $ (1,867)
  Adjustments to reconcile net loss to net cash used in
   operating activities
  Income and expenses not affecting operating cash flows:
   Depreciation                                                      655             38
   Amortization of deferred compensation                           1,383             --
   Increase in liabilities for employee severance benefits            52             52
  Changes in operating assets and liabilities:
   Increase in trade receivables                                    (104)          (129)
   Increase in other receivables                                     (46)           (15)
   Decrease (increase) in inventories                                256           (672)
   Increase in trade payables                                         --             27
   Increase in other payables and accrued expenses                    93            101
   Decrease in joint venture current account                          --             (8)
                                                                --------       --------
     Net cash used in operating activities                        (2,752)        (2,473)
                                                                --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property, plant and equipment                         (631)          (355)
                                                                --------       --------
     Net cash used in investing activities                          (631)          (355)
                                                                --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Receipts on account of shares                                    3,500          4,159
  Issuance of shares to the minority in consolidated
   subsidiary                                                         34             --
                                                                --------       --------
     Net cash provided by financing activities                     3,534          4,159
                                                                --------       --------

Increase in cash and cash equivalents                                151          1,331
Cash and cash equivalents at beginning of year                     1,331             --
                                                                --------       --------
Cash and cash equivalents at end of year                        $  1,482       $  1,331
                                                                ========       ========

NONCASH ACTIVITIES

On December 31, 1998 the Company received receipts on account of shares in net assets in the amount of $763 thousand (see Note 9).


       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

        NOTE 1 - GENERAL

A. Visiontech Ltd. (the "Company") is an Israeli corporation. The Company was established in November 1995 and develops highly integrated silicon solutions that enable MPEG-1, MPEG-2, MPEG-4 and DV compression and decompression of video, voice and data content for consumer electronics home entertainment and broadband communication markets.

B. The financial statements of the Company have been prepared in U.S. dollars, as the currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar. Substantially all of the Company's sales are in U.S. dollars. Most purchases of materials and components and most marketing costs are denominated in U.S. dollars. Therefore, the functional currency of the Company is the U.S. dollar.

        Transactions and balances denominated in dollars are presented at their original amounts. Transactions and balances in other currencies are translated into U.S. dollars in accordance with the principles set forth in Financial Accounting Standards Board of the United States (FASB) Statement of Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Accordingly, items have been translated as follows:

- Monetary items - at the exchange rate in effect at the balance sheet date.

-       Nonmonetary items - at historical exchange rates.

- Revenue and expenses items - at the exchange rates in effect as of date of recognition of those items (excluding depreciation and other items deriving from nonmonetary items).

        All exchange gains and losses from the above-mentioned translation (which are immaterial for all periods presented) are reflected in the statement of operations. The representative rates of exchange as of December 31, 1999 and 1998 were U.S.$1.00 to 4.153 and 4.160, New
        Israeli Shekel (NIS), respectively.

        NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

        The Company's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.      USE OF ESTIMATES

        The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

B.      PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of the Company and of Visiontech Japan Co. Ltd. ("Visiontech Japan"), a subsidiary company in Japan. Visiontech Japan was established in 1999 and does not have any business activities.

C.      CASH AND CASH EQUIVALENTS

        Cash equivalents are highly liquid investments with original maturities of less than ninety days.

D.      PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful life of the assets. In accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of, the Company reviews its long-lived assets (which consists of property, plant and equipment) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. Management believes that, as of each of the balance sheet dates presented, none of the Company's long-lived assets were impaired.

E.      INVENTORIES

        Inventories are stated at cost determined on the "first-in, first-out" method and did not exceed market.

F.      PROVISION FOR WARRANTY COSTS

        The Company warrants its products for a twelve-month period. Based on the Company's past experience, no provision was recorded for the periods presented.

G.      REVENUE RECOGNITION

        Revenue from product sales is recognized at the time of shipment.

H.      RESEARCH AND DEVELOPMENT COSTS

        The Company has evaluated the establishment of technological feasibility of its products in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." The Company sells products in a market that is subject to rapid technological change, new product development and changing customer needs; accordingly, the Company has concluded that technological feasibility is not established until the development stage of the product is nearly complete. The Company defines technological feasibility as the completion of a working model. The time period during which costs could be capitalized, from the point of reaching technological feasibility until the time of general product release, is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company has charged all such costs to research and development expense in the period incurred.

I.      INCOME TAXES

        The Company accounts for income taxes under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized. Since the Company doesn't expect taxable income in the near future, it has recorded a full valuation allowance against its deferred tax assets (See Note 11).

J.      EMPLOYEE AND NON-EMPLOYEE STOCK OPTIONS

1.      Employee Stock Options

        The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", in October 1995. This accounting standard permits the use of either a fair value based method of accounting or the method prescribed in Accounting Principles Board Opinion 25 ("APB"), "Accounting for Stock Issued to Employees" to account for stock-based compensation arrangements. In accordance with APB 25 deferred compensation is recorded if there is a difference between the exercise price and the fair market value of the ordinary share on the date of the grant. Companies that elect to employ the method prescribed by APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method. The Company has elected to account for its share-based compensation arrangements under the provisions of APB 25, and accordingly, has included in Note 9 the pro forma disclosures required under SFAS No. 123.

2.      Non-employee stock options

        Options granted to non-employees are recognized at their fair market value at date of grant in accordance with SFAS No. 123.

K.      COMPREHENSIVE LOSS

        As of January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company's comprehensive loss is equal to net loss for all periods presented.

L.      FAIR VALUE OF FINANCIAL INSTRUMENTS

        Financial instruments consist mainly of cash and cash equivalents, trade receivables and trade payables. The carrying amounts of these instruments approximate their fair value due to short-term maturity of these instruments.

M.      CONCENTRATIONS OF CREDIT RISK

        SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentrations such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company's trade receivables credit risk is concentrated in the United States.

N.      RECENT ACCOUNTING PRONOUNCEMENTS

        In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25. The interpretation clarifies the application of APB Opinion No. 25 in certain situations, as defined. The interpretation is effective July 1, 2000, but covers certain events occurring during the period after December 15, 1998, but before the effective date. To the extent that events covered by this interpretation occur during the period after December 15, 1998, but before the effective date, the effects of applying this interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final interpretation, (a) no adjustments would be made to the financial statements for periods before the effective date and (b) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The adoption of this interpretation does not have any effect on the accompanying consolidated financial statements.

        In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS No. 133 will not have a material impact on the Company's consolidated financial statements.

        The Securities and Exchange Commission issued Staff Accounting Bulletin
        (SAB) No. 101, Revenue Recognition, in December 1999. The effective date for implementing SAB No. 101 has been deferred twice. The Company will be required to adopt this new accounting guidance through a cumulative charge to operations, in accordance with Accounting Principles Board Opinion (APB) No. 20, Accounting Changes, no later than the fourth quarter of fiscal 2000. The Company believes that the adoption of the guidance provided by SAB No. 101 will not have a material impact on reported results.

        NOTE 3 - CASH AND CASH EQUIVALENTS

                                                    DECEMBER 31,
                                                ------------------
                                                 1999        1998
                                                ------      ------
                                                  (IN THOUSANDS)
Cash in banks                                   $  361      $  185
Bank deposits
  In U.S. Dollars (bearing annual interest
   rate of 4.66%)                                  774          --
  In NIS (bearing annual interest rate
   of 9.24%)                                       347       1,146
                                                ------      ------
                                                $1,482      $1,331
                                                ======      ======

NOTE 4   -     OTHER RECEIVABLES

                                                    DECEMBER 31,
                                                ------------------
                                                 1999        1998
                                                ------      ------
                                                  (IN THOUSANDS)
Advances to suppliers                           $    1      $   49
Institutions                                        71          63
Prepaid expenses                                   127          25
Employees                                            5          21
                                                ------      ------
                                                $  204      $  158
                                                ======      ======

NOTE 5   -     INVENTORIES

                                                    DECEMBER 31,
                                                ------------------
                                                 1999        1998
                                                ------      ------
                                                  (IN THOUSANDS)
Raw materials                                   $   --      $  123
Finished products                                  471         604
                                                ------      ------
                                                $  471      $  727
                                                ======      ======

NOTE 6   -     PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consists of the following:

                                                           DECEMBER 31
                                        USEFUL         ------------------
                                         LIFE           1999        1998
                                      -----------      ------      ------
                                                         (IN THOUSANDS)
COST
  Computer equipment                   3-5 years       $2,137      $1,668
  Leasehold improvements              2-10 years          131          66
  Motor vehicles                        7 years           131         131
  Office furniture and equipment      11-17 years         129          85

  Electronic equipment                  7 years           299         246
                                                       ------      ------
                                                        2,827       2,196
                                                       ------      ------
ACCUMULATED DEPRECIATION
  Computer equipment                                    1,395         836
  Leasehold improvements                                   71          48
  Motor vehicles                                           63          43
  Office furniture and equipment                           31          20
  Electronic equipment                                     75          33
                                                       ------      ------
                                                        1,635         980
                                                       ------      ------
                                                       $1,192      $1,216
                                                       ======      ======

        The Company's property and equipment are primarily located in Israel.

        NOTE 7 - OTHER PAYABLES AND ACCRUED EXPENSES

                                                   DECEMBER 31,
                                                ------------------
                                                 1999        1998
                                                ------      ------
                                                  (IN THOUSANDS)
Institutions                                    $   49      $   68
Employees                                           98          49
Provision for vacation                             223         149
Advances from customers                              2          47
Shareholder                                         --          19
Others                                              60           7
                                                ------      ------
                                                $  432      $  339
                                                ======      ======

        NOTE 8 - ACCRUED SEVERANCE PAY

        Under Israeli law and labor agreements, the Company is required to make severance payments to dismissed employees leaving the Company in certain circumstances.

        The Company's liability for severance of employee-employer relations is covered partly by insurance policies, which are not included in the balance sheet since they are not under the control of the Company. The accrued severance pay liability on the balance sheet relates to that part of the liability which is not covered by insurance policies.

        NOTE 9 - SHAREHOLDERS EQUITY

A.      SHARE CAPITAL

(1)     Split of shares

        On August 22, 1999, the Company's shares were split so that each share of NIS 1 par value was split into 100 shares of NIS 0.01 par value each. All references to per share amounts and number of shares in these financial statements have been retroactively restated to reflect this share split.

(2) On August 1999, 90,000 stock dividends of NIS 0.01 par value each were distributed to the existing shareholders. The number of shares issued and paid as of December 31, 1998 were restated to reflect this stock dividends.

(3) On August 1999, 500,000 additional stock dividends of NIS 0.01 par value each were distributed to the existing shareholders. The number of shares issued and paid as of December 31, 1998 were restated to reflect this stock dividends.

(4) On November 1999, the Company issued 200,000 ordinary shares of NIS 0.01 par value each to C.S.K. Corporation (C.S.K.) as stated in item B below.

(5)     Composition:

                              DECEMBER 31, 1999             DECEMBER 31, 1998
                          ------------------------      ------------------------
                                          ISSUED                        ISSUED
                          AUTHORIZED     AND PAID       AUTHORIZED     AND PAID
                          ----------     ---------      ----------     ---------
                                             NUMBER OF SHARES
                          ------------------------------------------------------
Ordinary shares of
  NIS 0.01 par value      2,800,000        800,000      2,800,000        600,000

B.      ISSUE OF SHARES

        On November 5, 1999, the Company issued 200,000 ordinary shares to C.S.K. in consideration for C.S.K.'s waiver of its rights to certain development agreements and investments, directly and through Digital Media Ltd. ("D.M.L"), in joint ventures at the amount of $8,422 thousands, as stated below:

Balance as of January 1, 1998                  $   --
Transfer of partners' equity in D.M.L(1)        2,122
Transfer of partners' equity in C.S.K(2)        2,800
                                               ------
Balance as of December 31, 1998                 4,922
Receipts during 1999(3)                         3,500
                                               ------
Balance as of December 31, 1999                $8,422
                                               ======

(1) On December 31, 1998, the Visiontech - D.M.L. joint venture was liquidated. D.M.L. transferred its share in the joint venture, in the amount of $2,122 thousands (reflecting $1,359 thousands of cash and $763 thousands of non cash net assets) to the Company as payment on account of shares.

(2) On December 31, 1998, the Visiontech - C.S.K. joint venture was liquidated. Upon liquidation of the joint venture, C.S.K. transferred its share in the joint venture ($2.8 million) to the Company as payment on account of shares.

(3) In accordance with the Visiontech - C.S.K joint venture agreement, C.S.K. was to invest $4.3 million in the Visiontech - C.S.K. joint venture, but actually invested only $2.8 million. During 1999, C.S.K. invested the additional $1.5 million directly in the Company as payment on account of shares.

        On July 25, 1999, C.S.K. invested an additional $2 million in the Company as payment on account of shares.

C.      EMPLOYEE AND NON-EMPLOYEE STOCK OPTIONS PROGRAM

        In 1999, the Company adopted an employee stock options program which provides for the grant by the Company of option awards to purchase up to an aggregate of 20,500 ordinary shares to employees of the Company. The options vest ratably over vesting periods ranging from one year to five years. The options expire 10 years from the date of grant.

        The Company has elected to evaluate the options in accordance with APB 25 and included pro forma disclosures in accordance with SFAS No. 123. Under SFAS No. 123, the fair value of each option grant to employees is estimated on the date of grant using the minimum value method under Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999: (1) expected life of the options of
        2.29 years; (2) no dividend yield; (3) expected volatility of 0%; and
        (4) risk-free interest rate of 5%.

        The amounts of deferred compensation recognized arising from the difference between the exercise price and the fair market value on the date of the grant of approximately $912 thousand for options granted in the year ended December 31, 1999 are included in shareholders' equity and are being amortized over the vesting periods of the respective options in accordance with APB 25. The deferred compensation expense for the year ended December 31, 1999 amounted to approximately $475 thousand.

        If deferred compensation had been determined under the alternative fair value accounting method provided for under SFAS No.123, the Company's net loss and net loss per share would not have been materially different.

        In 1999, the Company granted to non-employees (three advisory board members and one board director) options to purchase 20,400 ordinary shares. The options are vested immediately and expire 10 years from the date of issuance. The Company has accounted for these options in accordance with SFAS No. 123 utilizing the Black-Scholes option pricing model with the following assumptions: (1) life of 2 years; (2) no dividend yield; (3) volatility of 60%; and (4) risk-free interest rate of 5%. The aggregate value of the options granted to non-employees was approximately $908 thousands and the Company has charged this amount to operations for the year ended December 31, 1999.

C.      EMPLOYEE AND NON-EMPLOYEE STOCK OPTIONS PROGRAM (Cont.)

        Transactions related to the above noted options during the years ended December 31, 1998 and 1999 are summarized as follows:

                                        WEIGHTED     WEIGHTED
                                        AVERAGE    AVERAGE FAIR
                                        EXERCISE     VALUE OF
                        OUTSTANDING    PRICE PER      OPTIONS
                          OPTIONS        SHARE        GRANTED
                        -----------    ---------   ------------
Outstanding as of
  December 31, 1998            --      $     --      $     --

Options granted            40,900            --         44.50
Outstanding as of
  December 31, 1999        40,900            --         44.50
Exercisable as of
  December 31, 1999        20,400            --            --

        The following table summarizes information about options outstanding and exercisable at December 31, 1999:

                         OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
              ------------------------------------------     --------------------------
                 NUMBER        WEIGHTED                        NUMBER
               OUTSTANDING      AVERAGE        WEIGHTED      OUTSTANDING       WEIGHTED
                   AT          REMAINING       AVERAGE            AT           AVERAGE
EXERCISE      DECEMBER 31,    CONTRACTUAL      EXERCISE      DECEMBER 31,      EXERCISE
 PRICE            1999           LIFE           PRICES           1999           PRICES
--------      ------------    -----------      --------      ------------      --------
$ 0.00          40,900            1.45          $ 0.00          20,400          $ 0.00

        Subsequent to December 31, 1999, the Company granted 28,650 ordinary share options to existing employees with no exercise price. The Company expects to record deferred compensation of approximately $3,052 thousand related to such grants.

NOTE 10  -     COST OF REVENUES

                                                DECEMBER 31,
                                              ---------------
                                              1999       1998
                                              ----      -----
                                               (IN THOUSANDS)
Purchases of raw materials .............      $638      $ 874
Decrease (increase) in inventories .....       256       (671)
Salaries ...............................        64         51
Depreciation ...........................        23          1
Others .................................         7          2
                                              ----      -----
                                              $988      $ 257
                                              ====      =====

NOTE 11  -     INCOME TAXES

A. As an Israeli company, the Company is subject to income tax at the corporate tax rate of 36%. The Company is subject to the Income Tax Law (Inflationary Adjustments), 1985 measuring income on the basis of changes in the Israeli Consumer Price Index.

B. As of December 31, 1999, the Company's net operating loss carryforwards for Israeli tax purposes amounted to approximately $4,812 thousands. These net operating losses may be carried forward indefinitely and offset against future taxable income.

C. The components of the Company's deferred tax asset are approximately as follows:

                                         DECEMBER 31,  DECEMBER 31,
                                             1999          1998
                                         ------------  ------------
                                              (IN THOUSANDS)
Net operating loss carryforwards .....      $ 1,732       $ 742
Temporary items ......................          580         232
                                            -------       -----
                                              2,312         974
Less-valuation allowance .............       (2,312)       (974)
                                            -------       -----
Net deferred tax asset ...............      $    --       $  --
                                            =======       =====

        The Company has not recorded an income tax benefit for all periods presented given the uncertainty surrounding the utilization of its net operating loss carryforwards.

        NOTE 11 - INCOME TAXES (CONT.)

D.      Reconciliation of the theoretical tax benefit (expense)

        Following is a reconciliation between the theoretical income tax, assuming all income (loss) is taxed at the statutory rate in Israel, and the actual income tax as reported in the consolidated statements of operations.

                                         FOR THE YEAR ENDED
                                            DECEMBER 31,
                                        -------------------
                                         1999          1998
                                        -------       -----
                                           (IN THOUSANDS)
Theoretical tax benefit
  (computed statutory rate of 36%)      $ 1,814       $ 672
Increase (Decrease) in respect of:
  Research and development                 (299)       (128)
  Deferred compensation                    (498)         --
  Utilization of tax loss
    carryforward                           (979)       (533)
  Others                                    (38)        (11)
                                        -------       -----
                                        $    --       $  --
                                        =======       =====

E. The Company has not received final approval from the Israeli tax authorities on its filings since its inception.

        NOTE 12 - RELATED PARTY BALANCES AND TRANSACTIONS

A.      BALANCES WITH RELATED PARTIES

                                         DECEMBER 31
                                        -------------
                                        1999     1998
                                        ----     ----
                                        (IN THOUSANDS)
Trade receivables                        $26      $48
Trade payables and accrued expenses       73       44


B.      TRANSACTIONS WITH RELATED PARTIES

                                        DECEMBER 31
                                      --------------
                                      1999      1998
                                      ----      ----
                                      (IN THOUSANDS)
Revenues                              $ 28      $ 48
Costs and expenses                     551       549
Property and equipment purchased        --       899

        Management believes that all related party transactions have been conducted on an arms length basis.

        NOTE 13 - SUBSEQUENT EVENTS

(a) On January 14, 2000, the Company issued to a third party 20,000 ordinary shares in consideration for U.S.$2 million.

(b) On June 12, 2000, the Company issued to six companies, represented by a capital risk fund, Vertex Management (III) Ltd, 26,000 ordinary shares in consideration for U.S.$3 million.

(c) On June 9, 2000, the Company sold its holdings in Visiontech Japan to D.M.L for consideration of $65 thousands which equaled the cost of the investment of the Company in Visiontech Japan.

(d) In November 2000, the Company signed a definitive agreement with Broadcom Corporation ("Broadcom"), and accordingly, the Company will sell to Broadcom substantially all of its assets and liabilities. In connection with the sale, Broadcom will issue in aggregate about 8 million shares of its Class A common stock in exchange for substantially all of the assets of the Company and upon exercise of outstanding employee stock options and other rights of the Company. The consideration includes Broadcom Class A common stock reserved for future issuance to customers upon the exercise of outstanding performance-based warrants of the Company that become exercisable upon satisfaction of certain customer purchase requirements.

                                 VISIONTECH LTD

                                 BALANCE SHEETS
                In thousands of U.S. dollars (except share data)



                                                       SEPTEMBER 30, DECEMBER 31,
                                                           2000          1999
                                                       ------------  ------------
                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                              $ 3,028       $ 1,482
  Trade receivables (net of allowance for doubtful
   accounts of $11 as of both September 30, 2000
   and December 31, 1999)                                    208           242
  Other receivables                                          473           204
  Inventories                                                361           471
                                                         -------       -------
     Total current assets                                  4,070         2,399
Severance pay deposits                                        47            --
Property, plant and equipment, net                         1,342         1,192
                                                         -------       -------
     Total assets                                        $ 5,459       $ 3,591
                                                         =======       =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade payables                                         $   685       $    36
  Other payables and accrued expenses                      1,175           432
                                                         -------       -------
     Total current liabilities                             1,860           468
                                                         -------       -------

Liabilities for employee severance benefits                  237           190
Minority interest                                             --            34

SHAREHOLDERS' EQUITY
  Ordinary shares of NIS 0.01 par value as of
   September 30, 2000 and December 31, 1999;
   Authorized - 2,800,000 shares;
   Issued and outstanding - 846,000 shares
     and 800,000 shares, respectively                          2             2
  Additional paid-in capital                              18,294        10,242
  Deferred compensation                                   (2,849)         (437)
  Accumulated deficit                                    (12,085)       (6,908)
                                                         -------       -------
     Total shareholders' equity                            3,362         2,899
                                                         -------       -------

     Total liabilities and shareholders' equity          $ 5,459       $ 3,591
                                                         =======       =======


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 VISIONTECH LTD

                            STATEMENTS OF OPERATIONS
                          In thousands of U.S. dollars

                                                  FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,
                                               -------------------------
                                                  2000          1999
                                                --------       -------
                                                      (UNAUDITED)
Revenues                                        $    853       $   882

Cost of revenues                                     590           691
                                                --------       -------
        Gross profit                                 263           191
                                                --------       -------
Operation expenses:

  Research and development                         2,338         1,236

  Sales and marketing                                727           616

  General and administrative                       1,818         1,026

  Stock-based compensation(1)                        640         1,264
                                                --------       -------
        Operating loss                            (5,260)       (3,951)

Financing income (expenses), net                      83           (53)
                                                --------       -------
        Net loss                                $ (5,177)      $(4,004)
                                                ========       =======

(1) The following summarizes the departmental allocation of the stock-based compensation charge:

                                                  FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,
                                               -------------------------
                                                 2000             1999
                                               --------         --------
                                                      (UNAUDITED)
Cost of revenues                                $   57           $   31
Research and development                           308              278
Sales and marketing                                 71               42
General and administrative                         204              913
                                                ------           ------
                                                $  640           $1,264
                                                ======           ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 VISIONTECH LTD

                     STATEMENTS OF STATEMENTS OF CASH FLOWS
                          In thousands of U.S. dollars

                                                     FOR THE NINE MONTHS
                                                     ENDED SEPTEMBER 30,
                                                    ---------------------
                                                      2000         1999
                                                    --------     --------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                             $(5,177)     $(4,004)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                          581          480
  Amortization of deferred compensation                 640        1,264
  Increase in liabilities for employees
    severance pay                                        47           24
  Changes in assets and liabilities:
    Decrease (increase) in trade receivables             34          (47)
    Increase in other receivables                      (269)          (3)
    Decrease (increase) in inventories                  110          161
    Increase in trade payables                          649          139
    Increase in other payables and
      accrued expenses                                  743           10
                                                    -------      -------
Net cash used in operating activities                (2,642)      (1,976)
                                                    -------      -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in severance pay deposits                    (47)          --
  Sale of subsidiary                                    (34)          --
  Purchase of property, plant and equipment            (731)        (476)
                                                    -------      -------
Net cash used in investing activities                  (812)        (476)
                                                    -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of shares                                  5,000        3,200
  Issuance of shares to the minority in
    consolidated subsidiary                              --           --
                                                    -------      -------
Net cash provided by financing
  activities                                          5,000        3,200
                                                    -------      -------
Increase (decrease) in cash and
Cash equivalents                                      1,546          748
                                                    -------      -------
Cash and cash equivalents at
Beginning of period                                   1,482        1,331
                                                    -------      -------
Cash and cash equivalents at
End of period                                       $ 3,028      $ 2,079
                                                    =======      =======


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 VISIONTECH LTD

        NOTE 1 - GENERAL

        The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. Although the Company believes that the disclosures presented herein are adequate to make the information presented not misleading, it is suggested that these condensed financial statements be read in conjunction with audited financial statements and footnotes as of and for the year ended December 31, 1999.

        NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

        The significant accounting policies followed in the preparation of these financial statements are identical to those followed in the preparation of the latest annual financial statements.

        The representative exchange rate of the U.S. dollar as of September 30, 2000 was U.S.$1 - NIS 4.024 (December 31, 1999 - NIS 4.153, September
        30, 1999 - NIS 4.276).

        NOTE 3 - SIGNIFICANT EVENTS DURING THE PERIOD

A. On January 14, 2000, the Company issued to a third party 20,000 ordinary shares in consideration for U.S. $2 million.

B. On June 12, 2000, the Company issued to six companies, represented by a capital risk fund, Vertex Management (III) Ltd, 26,000 ordinary shares in consideration for U.S. $3 million.

C. On June 9, 2000, the Company sold its holdings in Visiontech Japan Co. Ltd. ("Visiontech Japan") to D.M.L for consideration of $65 thousands which equaled the cost of the investment of the Company in Visiontech Japan.

        NOTE 4 - SUBSEQUENT EVENTS

        In November 2000 the Company entered into a number of agreements whereby certain customers were granted warrants to purchase an aggregate of 3,311,200 Company ordinary shares at an exercise price of $0.002 per share. The shares underlying the performance-based warrants become vested upon the satisfaction of certain customer purchase or development requirements over the period from January 2001 through December 2004.

        On January 3, 2001 the Company completed a transaction whereby it sold substantially all of its assets and liabilities to Broadcom Corporation ("Broadcom"). In connection with the sale, Broadcom issued or reserved for future issuance an aggregate of 7,964,272 shares of its Class A common stock in exchange for substantially all the assets of the Company and upon exercise of outstanding employee stock options, warrants and other rights of the Company. The consideration includes Broadcom Class A common stock issued or reserved for future issuance to customers in connection with performance-based warrants of the Company that become vested upon satisfaction of certain customer purchase requirements.

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 2000
                                 (In thousands)

                                                                   Historical
                                                          ---------------------------      Pro Forma          Pro Forma
                                                           Broadcom        Visiontech     Adjustments          Combined
                                                          -----------      ----------     -----------         -----------
ASSETS
Current assets:
  Cash and cash equivalents                               $   377,813       $  3,028       $      --          $   380,841
  Short-term investments                                      104,570             --              --              104,570
  Accounts receivable, net                                    152,484            681              --              153,165
  Inventory                                                    44,471            361              --               44,832
  Deferred taxes                                                8,980             --              --                8,980
  Prepaid expenses and other current assets                    25,807             47              --               25,854
                                                          -----------       --------       ---------          -----------
          Total current assets                                714,125          4,117              --              718,242
Property and equipment, net                                    85,961          1,342              --               87,303
Deferred taxes                                                293,766             --              --              293,766
Goodwill and purchased intangibles, net                     1,354,419             --         100,724 (a)        1,455,143
Other assets                                                   24,963             --              --               24,963
                                                          -----------       --------       ---------          -----------
          Total assets                                    $ 2,473,234       $  5,459       $ 100,724          $ 2,579,417
                                                          ===========       ========       =========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                  $    92,818       $    685       $      --          $    93,503
  Wages and related benefits                                   14,279             --              --               14,279
  Income taxes payable                                         29,068             --              --               29,068
  Accrued liabilities                                          25,058          1,412          13,508 (b)           39,978
  Current portion of long-term debt                             1,152             --              --                1,152
                                                          -----------       --------       ---------          -----------
          Total current liabilities                           162,375          2,097          13,508              177,980
Long-term debt, less current portion                              702             --              --                  702
Shareholders' equity
  Common stock                                              2,629,682         18,296         (18,296)(c)        2,851,190
                                                                                             221,508 (d)
  Notes receivable from employees                             (13,561)            --              --              (13,561)
  Deferred stock-based compensation                          (461,157)        (2,849)       (100,530)(a)         (561,687)
                                                                                               2,849 (c)
  Retained earnings                                           155,193        (12,085)        (30,400)(e)          124,793
                                                                                              12,085 (c)
                                                          -----------       --------       ---------          -----------
          Total shareholders' equity                        2,310,157          3,362          87,216            2,400,735
                                                          -----------       --------       ---------          -----------
          Total liabilities and shareholders' equity      $ 2,473,234       $  5,459       $ 100,724          $ 2,579,417
                                                          ===========       ========       =========          ===========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2000
                     (In thousands, except per share data)


                                                  Historical
                                           ------------------------     Pro Forma      Pro Forma
                                            Broadcom     Visiontech    Adjustments      Combined
                                           ----------    ----------    -----------     ----------
Revenue                                    $  755,923    $      853    $       --      $  756,776
Cost of revenue                               317,430           590            --         318,020
                                           ----------    ----------    ----------      ----------
Gross profit                                  438,493           263            --         438,756

Operating expense:
  Research and development                    163,350         2,338            --         165,688
  Selling, general and administrative          72,097         2,545            --          74,642
  Stock-based compensation expense             30,655           640        20,760 (g)      52,055
  Amortization of goodwill and
    purchased intangibles                      24,936            --        15,321 (f)      40,257
  In-process research and development          45,660            --            --          45,660
  Merger related costs                          4,745            --            --           4,745
                                           ----------    ----------    ----------      ----------
Income (loss) from operations                  97,050        (5,260)      (36,081)         55,709
Interest and other income, net                 12,984            83            --          13,067
                                           ----------    ----------    ----------      ----------
Income (loss) before income taxes             110,034        (5,177)      (36,081)         68,776
Provision for income taxes                     34,872            --       (14,432)(h)      20,440
                                           ----------    ----------    ----------      ----------
Net income (loss)                          $   75,162    $   (5,177)   $  (21,649)     $   48,336
                                           ==========    ==========    ==========      ==========

Basic earnings per share                   $     0.35                                  $     0.22
                                           ==========                                  ==========
Diluted earnings per share                 $     0.29                                  $     0.19
                                           ==========                                  ==========
Weighted average shares (basic)               215,444                                     216,593
                                           ==========                                  ==========
Weighted average shares (diluted)             257,111                                     259,361
                                           ==========                                  ==========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999
                     (In thousands, except per share data)


                                                   Historical
                                           ------------------------       Pro Forma      Pro Forma
                                           Broadcom      Visiontech      Adjustments      Combined
                                           --------      ----------      -----------     ---------
Revenue                                    $521,225      $    1,266       $       --      $522,491
Cost of revenue                             211,991             988               --       212,979
                                           --------      ----------       ----------      --------
Gross profit                                309,234             278               --       309,512

Operating expense:
  Research and development                  121,733           1,717               --       123,450
  Selling, general and administrative        62,602           2,236               --        64,838
  Stock-based compensation expense               --           1,383           27,681 (g)    29,064
  Amortization of goodwill and
    purchased intangibles                        --              --           20,426 (f)    20,426
  Merger related costs                       15,210              --               --        15,210
  Litigation settlement costs                17,036              --               --        17,036
                                           --------      ----------       ----------      --------
Income (loss) from operations                92,653          (5,058)         (48,107)       39,488
Interest and other income, net                8,648              17               --         8,665
                                           --------      ----------       ----------      --------
Income (loss) before income taxes           101,301          (5,041)         (48,107)       48,153
Provision (benefit) for income taxes         28,830              --          (19,243)(h)     9,587
                                           --------      ----------       ----------      --------
Net income (loss)                          $ 72,471      $   (5,041)      $  (28,864)     $ 38,566
                                           ========      ==========       ==========      ========

Basic earnings per share                   $   0.36                                       $   0.19
                                           ========                                       ========
Diluted earnings per share                 $   0.31                                       $   0.16
                                           ========                                       ========
Weighted average shares (basic)             201,667                                        202,816
                                           ========                                       ========
Weighted average shares (diluted)           235,651                                        237,901
                                           ========                                       ========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.      BASIS OF PRESENTATION

        The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Broadcom Corporation (the "Company") of substantially all the assets of Visiontech Ltd. ("Visiontech"). This acquisition was completed on January 3, 2001.

        The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (the "Pro Forma Statements of Operations") for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the acquisition of Visiontech, accounted for as a purchase business combination, as if it had occurred on January 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and Visiontech for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000. The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition as if it had occurred on September 30, 2000. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (collectively, the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and of Visiontech and the related notes thereto.

        The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the acquisition of Visiontech, or of the financial position or results of operations of the Company that would have actually occurred had the acquisition of Visiontech been effected on January 1, 1999.

2.      PRO FORMA ASSUMPTIONS

        The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Visiontech at September 30, 2000, and is included for illustrative pro forma purposes only. The Company is in the process of obtaining an independent appraisal of the fair value of acquired in-process research and development and identifiable intangible assets as of the acquisition date in accordance with APB Opinion No. 16, "Business Combinations." Accordingly, these allocations are preliminary and are subject to change upon the completion of the independent third party valuation. Assuming the transaction had occurred on September 30, 2000, the preliminary allocation would have been as follows (in thousands):

Assumed value of shares of the Company's
 common stock issued and value of
 Company's restricted common stock
 and employee stock options exchanged           $221,508
Estimated transaction costs                       13,508
                                                --------
Estimated total acquisition costs                235,016
Less: net assets assumed                           3,362
                                                --------
Unallocated excess of acquisition costs
 over net assets assumed                        $231,654
                                                ========

Preliminary allocation to:
      In-process research and development       $ 30,400
      Goodwill and purchased intangibles         100,724
      Deferred stock-based compensation          100,530
                                                --------
                                                $231,654
                                                ========

        The purchase price of Visiontech consists of 2,250,002 shares of common stock which includes a) 1,149,343 shares of common stock valued at $113.2 million based upon the Company's stock price for a short period just before and after the Company and Visiontech reached agreement and the proposed transaction was announced and b) 1,100,659 shares of restricted common stock and employee stock options valued at $108.3 million in accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25."

        Prior to the Company's acquisition of Visiontech, Visiontech entered into a number of agreements whereby certain of its customers were granted performance-based warrants that vest upon the satisfaction by customers of certain purchase or development requirements. The warrants issued by Visiontech were immediately exercisable (and all but one customer did in fact exercise the warrants prior to the Company's acquisition of Visiontech), but are subject to Visiontech's right to repurchase the shares for the original exercise price paid per share. These shares shall vest and the repurchase right will lapse with respect to such shares as the purchase or development performance commitments in the warrant agreements are met. The unexercised performance-based warrants and the shares issued pursuant to the performance-based warrants that are subject to repurchase are collectively referred to herein as the "Warrant Shares."

        In addition to the purchase consideration discussed above, the Company has issued or reserved for future issuance 5,714,270 additional shares of common stock to customers for the Warrant Shares of Visiontech that were assumed by the Company. In this purchase price determination and allocation, the Warrant Shares assumed have been assigned no value because the Company will account for the Warrant Shares under Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services" and EITF Topic D-90, "Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to a Nonemployee." Warrant Shares earned by customers will be accounted for as reductions of revenue in future periods when customers holding such Warrant Shares satisfy specified purchase or development requirements and thereby cause the Warrant Shares to become vested. These Warrant Shares will be accounted for using the fair value of the warrant shares at such future vesting dates. The Warrant Shares generally vest quarterly over the period from January 2001 through December 2004, subject to satisfaction by customers of the applicable purchase or development requirements, and are generally exercisable for an exercise price of $0.002 per share.

        For purposes of the Pro Forma Financial Information, the estimated amount of the in-process research and development is $30.4 million, which is based upon a preliminary independent third party valuation. Because such in-process research and development is not expected to reach the stage of technological feasibility by the anticipated acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by the Company and has been reflected in the pro forma balance sheet as a charge against retained earnings.

3.      PRO FORMA ADJUSTMENTS

        The pro forma financial information reflects the following adjustments:

a) To record the preliminary allocation of the purchase price to goodwill and purchased intangibles and deferred compensation.

b)      To accrue estimated transaction costs.

c)      To eliminate Visiontech shareholders' equity accounts.

d) To record the acquisition of Visiontech's equity securities by the issuance of the Company's common stock, restricted common stock and the assumption of employee stock options.

e) To record the allocation of purchase price to in-process research and development.

f) To record amortization expense for goodwill and purchased intangibles over an expected estimated period of benefit ranging from two to five years.

g) To record stock-based compensation expense generally over a three to four-year period.

h) Reflects the estimated tax effects of the pro forma adjustments. The pro forma adjustments for the amortization of goodwill and purchased intangibles and certain stock-based compensation are excluded from such computations, as the Company does not expect to realize any benefit from these items.

4.      PRO FORMA EARNINGS PER SHARE

        Basic and diluted earnings per share for each period is calculated by dividing pro forma net income by the shares used to calculate earnings per share in the historical period plus the effect of the shares and options which were exchanged or assumed in connection with the acquisition of Visiontech. The effect of the performance-based warrants assumed by the Company will be included in the calculation of basic and diluted earnings per share as of the beginning of the period in which the warrants are earned by customers.

5.      PRO FORMA REVISION

        The Company is in the process of reviewing portions of the accounting treatment for its purchase business combination with Altima Communications, Inc., which may result in a revision of amounts in the Company's financial statements at and for the nine months ended September 30, 2000. Any such revision would necessitate a concomitant revision to the accompanying unaudited pro forma condensed combined financial statements, which would be filed as a further amendment to this Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BROADCOM CORPORATION,
                                        a California corporation

                                        By: /s/  WILLIAM J. RUEHLE
                                            ------------------------------------
March 19, 2001                              William J. Ruehle
                                            Vice President and
                                            Chief Financial Officer

                                            /s/  SCOTT J. POTERACKI
                                            ------------------------------------
                                            Scott J. Poteracki
                                            Senior Director of Finance and
                                            Corporate Controller
                                            (Principal Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
------              -----------
23.1                Consent of Independent Public Accountants